UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2003

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	1-7627 (Commission File Number)	74-1895085 (I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 688-9600

ITEM 5.  OTHER EVENTS

        On April 17, 2003, certain stockholders of Frontier Oil Corporation (“Frontier”) entered into the Registration Rights Agreement dated as of March 30, 2003, which had previously been entered into by and among Front Range Himalaya Corporation and certain stockholders of Holly Corporation. The Registration Rights Agreement, which was previously filed as Exhibit 99.5 to Frontier’s current report on Form 8-K filed on April 2, 2003, has been amended to add such Frontier stockholders to Exhibit A thereto. The Registration Rights Agreement, as amended, is attached hereto as an exhibit and is incorporated herein in its entirety.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) - Exhibits.

Exhibit 99.1 -	Registration Rights Agreement dated March 30, 2003, as amended, among Front Range Himalaya Corporation and the parties identified on Exhibit A thereto.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Julie H. Edwards —————————————————— Julie H. Edwards Executive Vice President - Finance and Administration, Chief Financial Officer

Date:  May 9, 2003